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                                   Exhibit 23

                         CONSENT OF REHMANN ROBSON, P.C.


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33- 61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated January 28, 1999, which appears on page 30 of this Annual Report (Form 10-K) for the years ended December 31, 1998, 1997 and 1996.



                                                     Rehmann Robson, P.C.

Saginaw, Michigan
March 13, 1999














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